Exhibit 10.19
FIRST AMENDMENT
TO
IROBOT CORPORATION
NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PROGRAM
     Pursuant to the powers reserved to it in Article VI of the iRobot Corporation Non-Employee Directors’ Deferred Compensation Program (the “Program”), iRobot Corporation (the “Company”) hereby amends the Program, effective as of February 6, 2008, as set forth below. Capitalized terms not defined herein shall have the meaning specified in the Program.
     1.     Section IV.D. of the Program is hereby amended by deleting clause (ii) of the second sentence in its entirely and substituting the following in lieu thereof:
“(ii)     until the Non-Employee Director’s “separation from service” (as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”)) from the Company.”
     2.     The final sentence of Section IV.F. of the program is hereby amended by deleting such sentence in its entirely and substituting the following in lieu thereof:
“Notwithstanding the foregoing, in the event of a Change in Control Event (as defined in Section 12(c)(i) of the Plan) which also constitutes a change in the ownership or effective control of the Company or the ownership of a substantial portion of the assets of the Company (as such terms are defined in Section 409A of the Code), all Accounts under the Program shall become immediately payable in a lump sum.”
     3.     The Program is hereby amended by inserting as a new Section VII.D. as follows and renumbering the current Sections VII.D. and VII.E as Sections VII.E and VII.F., respectively:
“D.     The Company makes no representation or warranty and shall have no liability to any Non-Employee Director or any other person if any provisions of this Program are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such section.”
     4.     Except as amended herein, the Program is confirmed in all other respects.

IROBOT CORPORATION
NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PROGRAM
I. INTRODUCTION
     The iRobot Corporation Non-Employee Directors’ Deferred Compensation
     Program (the “Program”), effective January 1, 2006, is established pursuant to the iRobot Corporation 2005 Stock Option and Incentive Plan (the “Plan”) and permits a Director who is not an employee of the Company (a “Non-Employee Director”) to defer receipt of all or any part of the compensation payable to him under the Plan.
II. ADMINISTRATION
     The Program shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have complete discretion and authority with respect to the Program and its application, except as expressly limited by the Program.
III. ELIGIBILITY
     All Non-Employee Directors are eligible to participate in the Program.
IV. DEFERRAL OF RETAINER FEES
     A. Election to Defer. A Non-Employee Director may elect in advance to defer the receipt of some or all of his retainer fees from the Company. To make such an election, the Non-Employee Director must execute and deliver to the Committee an election form specifying the percentage of his retainer fees he wishes to defer. Except with respect to a newly elected or appointed Non-Employee Director, any election under this paragraph shall apply only to retainer fees that are earned with respect to services to be performed beginning on or after the start of the next calendar year after such receipt and acceptance. A newly elected or appointed Non-Employee Director, may, within 30 days of becoming a Non-Employee Director, file a deferral election which shall apply only to retainer fees that are earned with respect to services to be performed subsequent to the election. An election shall remain in effect from year to year, until a new election becomes effective with respect to retainer fees payable in the next calendar year. A Non-Employee Director may revoke his deferral election with respect to retainer fees that are payable in the calendar year beginning after receipt and acceptance by the Company of his written revocation.
     B. Deferred Account. As of the last day of each calendar quarter, a Non-Employee Director’s deferred account (“Account”) shall be credited with a number of whole and fractional stock units determined by dividing his deferred retainer fees for the calendar quarter by the fair market value of a share of common stock, par value $0.01 per share, of the Company (“Stock”). For purposes of this Program, “fair market value” of a share of Stock on any given date shall mean the last reported sale price at which Stock is traded on such date, or if no Stock is traded on such date, the most recent date on which Stock was traded on the NASDAQ National Market System, of if applicable, any other national stock exchange on which Stock is traded.
     C. Dividend Equivalent Amounts. Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the fair market value of a share of Stock on the dividend payment date.
     D. Period of Deferral. Each Non-Employee Director making an election pursuant to Paragraph IV.A shall specify the deferral period applicable to his Account. Such period shall be either (i) a specified number of years after the date such specification is made by the Non-Employee Director or (ii) until the Non-Employee Director’s termination of membership on the Board of Directors of the Company. A Non-Employee Director may change his election with regard to a period of deferral, but (a) the new election may not take effect until at least 12 months after the date on which the new election is made, (b) the distribution must be deferred for a period of not less than five years from the date of the originally scheduled distribution, and (c) the new election must be made not less than 12 months prior to the date of the originally scheduled distribution.
     E. Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his Account in the event of his death. A designation of beneficiary shall apply to a specified percentage of a Non-Employee Director’s entire interest in his Account. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.
     F. Payment. All amounts credited to a Non-Employee Director’s Account shall be paid in shares of Stock to the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate, in a lump sum at the end of the deferral period determined by the deferral election in effect for the Account; provided, however, that fractional shares shall be paid in cash. Notwithstanding the foregoing, in the event of a Change in Control Event (as defined in Section 12(c)(i) of the Plan), all Accounts under the Program shall become immediately payable in a lump sum.

V. ADJUSTMENTS
     In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of stock units credited to Non-Employee Directors’ Accounts.
VI. AMENDMENT OR TERMINATION OF PROGRAM
     The Company reserves the right to amend or terminate the Program at any time, by action of its Board of Directors, provided that no such action shall adversely affect a Non-Employee Director’s right to receive compensation earned before the date of such action or his rights under the Program with respect to amounts credited to his Account before the date of such action. In no event shall the distribution of Accounts to Non-Employee Directors be accelerated by virtue of any amendment or termination of the Program.
VII. MISCELLANEOUS PROVISIONS
     A. Notices. Any notice required or permitted to be given by the Company or the Committee pursuant to the Program shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Non-Employee Director at the last address shown for the Non-Employee Director on the records of the Company.
     B. Nontransferability of Rights. During a Non-Employee Director’s lifetime, any payment under the Program shall be made only to him. No sum or other interest under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under the Program to do so shall be void. No interest under the Program shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto.

     C. Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under the Program shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Non-Employee Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Program, and any Non-Employee Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Program.
     D. Governing Law. The terms of the Program shall be governed, construed, administered and regulated in accordance with the laws of the Commonwealth of Massachusetts. In the event any provision of this Program shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.
     E. Effective Date of Program. The Program shall become effective as of January 1, 2006.

IROBOT CORPORATION
NON-EMPLOYEE DIRECTORS’
DEFERRAL ELECTION
     1. Pursuant to the iRobot Corporation 2005 Stock Option and Incentive Plan (the “Plan”) and the Deferred Compensation Program established thereunder (the “Program”), I, the undersigned Director, hereby elect and instruct iRobot Corporation (the “Company”) to defer ___% of any cash retainer fees payable to me by the Company. I hereby elect to defer receipt of my Directors’ fees until:
     ☐                       months from the date of this election.
     ☐                       My termination of service as a Director of the Company.
     2. I understand that the amounts credited to my deferred account will be paid in shares of common stock of the Company in a lump sum on the date specified in Paragraph 1 above.
     3. I hereby designate the following as my beneficiary (or beneficiaries) under the Program and hereby revoke any prior designation of beneficiary:

Beneficiary Name and Address	Relationship	Social Security No.	Share

     If a beneficiary predeceases me, his share shall be paid to the other surviving beneficiaries in equal shares. If no beneficiary survives me or if there is no effective beneficiary designation, my deferred account shall be paid to my estate.
     4. I understand that with respect to all amounts credited to my deferred account, I have no greater rights than that of an unsecured creditor of the Company.
     5. The election to defer under Paragraph 1 shall apply only to cash fees that are earned beginning at or after the start of the next calendar year after such receipt and acceptance, and shall remain in effect for all subsequent years unless the Company accepts, pursuant to the Plan and the Program, a new election. I acknowledge that the election to defer and to receive payment in shares of common stock of the Company may be completely revoked in writing prospectively with respect to cash fees payable in the calendar year beginning after the date of revocation.

     Executed this ___day of ___, 2005.

Signature

Print Name
ACCEPTED:
iROBOT CORPORATION

By:

Title:

Date: